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                                                                  EXHIBIT 99.1



NEWS RELEASE for July 1, 2004 at 4:30 PM EDT
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Contact: Jack Davis (investor relations) 501-376-0044
         Len Hall (media) 949-474-4300 len@allencaron.com
         Allen & Caron Inc


                      KYZEN CORPORATION REPORTS APPROVAL TO
                        DELIST FROM BOSTON STOCK EXCHANGE

        DELISTING REQUEST APPROVED BY SECURITIES AND EXCHANGE COMMISSION

NASHVILLE, TN (July 1, 2004) . . . . Kyzen Corporation (OTCBB: KYZN.OB), a
specialty chemical company that is a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced that it has received approval from the Securities and Exchange Commission to delist its Common Stock and Warrants from the Boston Stock Exchange. Effective July 2, 2004, the Company's Common Stock and Warrants will no longer be traded on the Boston Stock Exchange. The Company's Common Stock and Warrants will continue to trade over-the counter.

         On May 5, 2004, the Company announced its intent to file an application with the Securities and Exchange Commission for the delisting of the Company's Common Stock and Warrants from the Boston Stock Exchange. The Company received a "No Objection Letter" from the Boston Stock Exchange on May 26, 2004 and filed the delisting application with the Securities and Exchange Commission on May 28, 2004.



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